Exhibit 10.16

AMENDMENT NO. 1

TO THE

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Plan”) is executed by PTS Holdings Corp. (the “Company”) as of the date set forth below.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan to foster the long-term growth and performance of the Company;

WHEREAS, the Company’s Board of Directors (the “Board”) desires to amend the Plan to increase the number of shares of common stock of the Company available for issuance under the Plan and to set aside a portion of such shares specifically for the grant of restricted stock units under the Plan; and

WHEREAS, the Board reserved the right, pursuant to Section 13 of the Plan, to make certain amendments thereto.

NOW, THEREFORE, pursuant to Section 13 of the Plan, and effective as of the date hereof, the Board hereby amends the Plan as follows:

1.	The first sentence of Section 3 of the Plan is hereby amended in its entirety as follows:

“Subject to Section 9, the total number of Shares which may be issued under the Plan is 81,407, of which 3,882 Shares are specifically set aside for the grant of restricted stock units hereunder.”

IN WITNESS WHEREOF, PTS HOLDINGS CORP., by its duly authorized officer, has caused this Amendment No. 1 to the 2007 PTS Holdings Corp. Stock Incentive Plan to be signed this 8th day of September, 2010.

PTS HOLDINGS CORP.

By:	/s/ Michael Dal Bello

Its:

2